UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 24, 2013
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 342-3400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013, the Board of Directors of Peabody Energy Corporation (“Peabody”) adopted the Peabody Energy Corporation Executive Severance Plan (the “Plan”). The Plan will be administered by the Board of Directors or the Compensation Committee, as determined by the Board (the “Administrator”). Eligibility is limited to executives and officers in full-time positions in Peabody’s businesses located in the U.S. having the title of Group Executive and above and certain other key employees. Any employee who is covered by a written employment agreement will not be eligible to receive benefits under the Plan. From among the eligible employees, the Administrator will select and notify those who will participate in the Plan (“Participants”).

If a Participant’s employment is terminated by Peabody for a reason other than Cause, Disability or death, or by the Participant for Good Reason (each as defined in the Plan), the Participant will generally be entitled to receive the following compensation and benefits from Peabody:

•
A severance payment equal to a specified multiplier times: (A) the Participant’s base salary; plus (B) the Participant’s average annual bonus for the three years preceding the year of termination of employment (or shorter period of employment); plus (C) 6% of the Participant’s base salary (to compensate for Peabody’s contributions the Participant otherwise might have received under Peabody’s retirement plan). The specified multiplier is generally equal to: 2.5 for the CEO in the event that termination occurs within two years following a Change in Control (as defined in the Plan); 2 for the CEO (if termination occurs under other circumstance), President and COO, and Executive Vice Presidents; 1.5 for Business Unit Presidents; and 1 for Group Executives, unless determined otherwise by the Administrator. For Participants who are not part of any specified group, the Administrator will determine the amount of the severance payment to which such Participants may be entitled.

•
Continuation of group health coverage (including medical, dental and vision benefits) for the shorter of (x) the applicable Severance Period (as defined in the Plan) and (y) 18 months following termination, subject to early termination to the extent that the Participant is offered or obtains comparable coverage from another employer.

Other than as set forth in the Plan, the severance payments will be paid in substantially equal monthly payments over the Severance Period, except as required to comply with Section 409A of the Internal Revenue Code. To receive benefits, a Participant must, among other conditions, sign a restrictive covenant agreement and sign and not revoke a general release of claims against Peabody. For two years following a change in control, the Plan may not be discontinued, terminated or amended to decrease the severance payable to any Participant or make any provision of the Plan less favorable for any Participant. Peabody may recoup any severance payment if it is determined that Cause existed during the Participant’s employment, and such determination is made within two years following the Participant’s termination of employment.

The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Peabody Energy Corporation Executive Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
October 24, 2013	By:	/s/ Kenneth L. Wagner
	Name:	Kenneth L. Wagner
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

10.1	Peabody Energy Corporation Executive Severance Plan.